Exhibit 16



                   [PARKISON & HINTON, INC., P.C. LETTERHEAD]



                                                              September 21, 2001


Securities and Exchange Commission
Washington, DC 20549


     We were previously the independent certified public accountants for The Michigan City Savings and Loan Association (the "Association"), which is in the process of converting from the mutual to the stock form of ownership (the "Conversion"). Upon completion of the Conversion, all of the capital stock of the Association will be owned by City Savings Financial Corporation, an Indiana corporation (the "Registrant"). The Registrant filed a registration statement on Form SB-2 with the Securities and Exchange Commission on September 21, 2001 (the "Registration Statement") which includes our report dated September 13, 2000 concerning the consolidated financial statements of the Association as of and for the year ended June 30, 2000. On June 5, 2001 we were dismissed as independent certified public accountants of the Association.

     We have read the Registrant's statements included under the caption "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" of the Registration Statement, and we agree with such statements.


/s/ Parkison & Hinton
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PARKISON & HINTON, INC., P.C.
LaPorte, Indiana